SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ALR TECHNOLOGIES INC.
 (Exact name of Registrant as specified in its charter.)

Commission File number 000-30414

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

ALR TECHNOLOGIES INC.
114M Reynolda Village
Winston-Salem, North Carolina 27106

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of ALR TECHNOLOGIES INC., a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to increase the authorized capital from 75,000,000 shares of common stock, par value $0.001 per share to 350,000,000 shares of common stock, par value $0.001 per share.

The Board of Directors believes that it is advisable in the best interests of the Company to increase its authorized capital since it has nearly issued all of its authorized shares of common stock.

This information statement is being first sent to stockholders on or about November 16, 2004. The Company anticipates that the amendment will become effective on or about December 6, 2004, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on November 2, 2004 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had forty-one million, seventy-eight thousand, four hundred and forty-six (41,078,446) shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89120. Its telephone number is (702) 361-3033.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ending December 31, 2003 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change in the authorized capital of the Company.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of November 1, 2004 persons owning more than 5% of the common stock of the Company:

Name and Address	Amount and Nature		Percent
of Beneficial Owner	of Ownership	Title of Class	of Class
Sidney Chan	12,000,000 [1]	Common Stock	29.21%
114M Reynolda Village
Winston-Salem, NC 27105-3062

Stanley Cruitt	10,016,650 [2]	Common Stock	24.38%
525 Roslyn Road
Winston-Salem, NC 27104

[1]	500,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of Knight's Financial Limited, and 11,000,000 shares are owned by Christine Kan, Mr. Chan's wife.
[2]

10,000,000 shares are held in the name of Stanley Cruitt, 12,000 shares are held in the name of Annie Cruitt, Mr Cruitt's wife and 4,650 shares are held in the name of Jackson Cruitt, Mr. Cruitt's son.

The following sets forth as of November 1, 2004, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

Name of Beneficial	Amount Direct Ownership		Percent
Owner	of Common Stock	Position with the Company	of Class

Sidney Chan	12,000,000 [1]	Chief Executive Officer and a member of the Board of Director	29.21%

Stanley Cruitt	10,016,650 [2]	President and a member of the Board of Directors	24.38%

Dr. Jaroslav Tichy	0	Vice President, Technology	0.00%

All officers and	22,016,650		53.59%
Directors as a group
(3 persons)

[1]	500,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of Knight's Financial Limited, and 11,000,000 shares are owned by Christine Kan, Mr. Chan's wife.

[2]

10,000,000 shares are held in the name of Stanley Cruitt, 12,000 shares are held in the name of Annie Cruitt, Mr. Cruitt's wife and 4,650 shares are held in the name of Jackson Cruitt, Mr. Cruitt's son.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL

The Board of Directors has determined that it would be in the best interest of the Company to increase its authorized capital from 75,000,000 shares of common stock, $0.001 par value per share to 350,000,000 shares of common stock, $0.001 par value per share.

Reasons for the Proposal

The Company currently has issued and outstanding 41,078,446 share of its common stock. Its authorized capital consists of 75,000,000 shares of common stock $0.001 par value per share. That leaves 33,921,554 shares of common stock available for issuance at this time. The Company believes that it will need additional shares of common stock available for issuance in the future and believes that it is prudent at this time to increase the Company's authorized capital. The Company has issued certain options to purchase shares of its common stock to settle debt and as incentives. If all options are exercised the Company does not have sufficient authorized capital to cause the issuance of common stock upon the exercise of all options. Other than the foregoing, there are no plans or arrangements to issue any shares of common stock.

To do so, a majority of the issued and outstanding shares of common stock must approve of the amendment to the articles of incorporation.

Vote Obtained

The following individual owns the number of shares and percentages set forth opposite her name:

	Shares	Percentage of
Name of Beneficial Owner	Direct Owner	Ownership

Sidney Chan	500,000	1.22%

Stanley Cruitt	10,000,000	24.34%

Christine Kan	11,000,000	26.78%

Total	21,500,000	52.34%

On August 9, 2004, the foregoing person executed a written consent approving the amendment to increase the Company's authorized capital to 350,000,000 shares of common stock, $0.001 par value per share.

Certain Matters Related to the Proposal

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

Interest of Certain Persons in Favor of or in Opposition to Increasing the Authorized Capital

No officer or director will receive any direct or indirect benefit from the Company's proposed increase in its authorized capital. No officer or director or any person has notified the Company that it intends to oppose the Company's increase in authorized capital.

By Order of the Board of Directors

____________________________________________
Sidney Chan

____________________________________________
Stanley Cruitt